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                 [CHEMICAL CONNECTICUT CORPORATION LETTERHEAD]

                                                           T. DAVID SHORT
                                                           Senior Vice President

                                                           September 30, 1996

Mr. Ronald Carroll
Gartner Group, Inc.
56 Top Gallant Road
P.O. Box 10212
Stamford, CT 06904-2212

Dear Ron:

On behalf of our affiliate, The Chase Manhattan Bank, N.A. ("Chase") I am pleased to advise you that it is prepared, in its sole discretion, to offer a line of credit to Gartner Group, Inc. (the "Borrower") up to an amount of twenty-five million dollars ($25,000,000). The line of credit will be subject to the terms and conditions stated below:

AMOUNT:          Twenty-five million dollars ($25,000,000)

BORROWER:        Gartner Group, Inc.

TYPE OF CREDIT:  A line of credit repayable on a demand basis.

USE OF PROCEEDS: General working capital.

INTEREST RATE:   a) Prime option: Chase prime rate shall be defined as the rate of interest announced from time to time by Chase as its prime commercial lending rate.) Interest is to be computed on an actual/360-day basis and is payable monthly.

                 b) LIBOR Option: LIBOR + 25bp. Interest shall be determined for periods of one, two or three months, as selected by the Borrower, and shall be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for corresponding deposits of U.S. Dollars plus the Applicable Margin. LIBOR will be determined by Chase at the start of each Interest Period and will be paid at the end of each Interest Period. Interest is to be computed on an actual/360-day basis. LIBOR will be adjusted for Regulation D reserves and capital adequacy and similar cost requirements.

                 c) Fixed Option: As available.

REQUEST FOR      Any advances made under this line of credit will be on the
ADVANCES:        terms and conditions as Chase may require at the time the
                 Borrower requests an advance and must be evidenced by documents in form and substance satisfactory to Chase.

Chase reserves the right to request, and the Borrower agrees to provide, such other information as Chase may determine necessary in order to exercise its discretion in honoring requests for advances under this line of credit.

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Gartner Group, Inc.                  -2-                      September 30,1996


This line of credit does not constitute a commitment or in any way obligate Chase to lend whether or not the Borrower satisfies the conditions in this letter, and is issued subject to Chase, in its sole discretion, continuing to be satisfied with the Borrower's financial condition and economic prospect, prompt advice to Chase of any circumstances which might materially or adversely affect the Borrower, and the Borrower's maintenance of a satisfactory relationship with Chase.

This letter is for the Borrower's information only and is not to be shown or relied upon by third parties. This letter constitutes the entire understanding between Chase and the Borrower and supersedes all prior discussions. The terms and conditions set forth in this letter shall survive the execution of the note evidencing the indebtedness and shall remain in effect so long as this facility remains in place or any amounts remain outstanding under this line of credit.

Chase will consider requests for advances hereunder until March 30, 1997 unless this discretionary line of credit is earlier terminated by Chase in its sole discretion.

Please acknowledge your understanding of the foregoing by signing and returning the enclosed copy of this letter to the undersigned.

We appreciate the opportunity to be of service to you.

Very truly yours,



By: /s/ T. David Short
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       T. David Short

RECEIPT OF THE FOREGOING LETTER IS HEREBY ACKNOWLEDGED, TOGETHER WITH ASSENT TO THE TERMS THEREOF:

GARTNER GROUP, INC.

By: signature illegible                                Dated:  9/30/96
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Its:     CFO/EVP
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